Exhibit 99.1

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2002 (the “Report”) by STAAR Surgical Company (“Registrant”), each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of and for the periods presented in the report.

	by:	/s/ DAVID BAILEY

David Bailey President, Chief Executive Officer, Chairman and Director

	by:	/s/ JOHN BILY

John Bily Chief Financial Officer (principal accounting and financial officer)